Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266194

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 27, 2022)

675,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 325,000 Shares of Common Stock

Up to 325,000 Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering 675,000 shares (the “Shares”) of our common stock, no par value (the “Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 325,000 shares of our Common Stock (and the shares of Common Stock underlying such Pre-Funded Warrants) directly to institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price per Share and per Pre-Funded Warrant is $1.50 and $1.4999, respectively. The Pre-Funded Warrants will have an exercise price of $0.0001 per share and will be exercisable upon issuance until exercised in full.

In a concurrent private placement, we are also issuing to the purchasers of the Shares, warrants to purchase up to 2,000,000 shares of Common Stock (the “Purchase Warrants”) at an exercise price of $1.60 per share (and the shares of Common Stock issuable upon the exercise of the Purchase Warrants).The Purchase Warrants and the shares of Common Stock issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Our Common Stock is currently traded on the Nasdaq Capital Market under the symbol “RIBT.” On October 17, 2022, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $1.60 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Stock held by non-affiliates was $16,361,209.60, based on 5,231,030 shares of outstanding Common Stock, of which 118,152 shares are held by affiliates, and a per share price of $3.20 per share, the closing price of our Common Stock on August 24, 2022, which is the highest closing sale price of our Common Stock on The Nasdaq Capital Market within the prior 60 days.

As of the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.6 to Form S-3 during the 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float” (the market value of our Common Stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000.

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”), as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Per Pre- Funded Warrant	Total
Public offering price	$1.50	1.4999	$1,499,967.50
Placement agent fees (1)	$0.105	0.105	$102,750.00
Proceeds, before expenses, to us	$1.3950	1.3949	$1,397,217.50

(1)	We have agreed to reimburse the placement agent for certain expenses. See “Plan of Distribution” for a description of compensation payable to the placement agent.

Delivery of our shares of Common Stock and Pre-Funded Warrants is expected to be made on or about October 20, 2022.

An investment in our securities involves a high degree of risk. Please read “Risk Factors” on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is October 18, 2022

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may offer securities having an aggregate offering price of up to $50,000,000 under the accompanying base prospectus. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

We provide information to you about this offering of shares of our Common Stock and Pre-Funded Warrants in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering of shares of our Common Stock and the Pre-Funded Warrants; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus we may provide to you in connection with this offering and the information incorporated or deemed to be incorporated by reference therein. We have not, and the placement agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying base prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We are offering to sell, and are seeking offers to buy, the shares of our Common Stock and the Pre-Funded Warrants only in jurisdictions where such offers and sales are permitted. No action has been or will be taken in any jurisdiction by us or the placement agent that would permit a public offering of the shares of our Common Stock and the Pre-Funded Warrants or the possession or distribution of this prospectus supplement and the accompanying base prospectus in any jurisdiction, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our Common Stock and the Pre-Funded Warrants and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, “we,” “us,” “our,” and the “company,” refer to RiceBran Technologies, a California corporation, and its subsidiaries, unless the context otherwise requires.

This prospectus supplement and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential” or “continue,” or the negative of those terms or other comparable terminology.

Any forward-looking statements contained in this prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 17, 2022, as amended on May 2, 2022, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement.

Overview

We are a specialty ingredient company that utilizes proprietary stabilization and separation technologies, supported by specialty milling processes, to deliver critical nutritional and functional ingredients derived from rice and other small and ancient grains for the food, nutraceutical, companion animal and equine feed categories. We are focused on milling rice and other small and ancient grains and producing, processing, and marketing value-added healthy, natural and nutrient dense products derived from these grains. Notably, we are a market leader in North America in converting raw rice bran into stabilized rice bran (“SRB”) and high value SRB derivative products including:

●	RiBalance, a complete rice bran nutritional package derived from further processing SRB;

●	RiSolubles, a highly nutritious, carbohydrate and lipid rich fraction of RiBalance;

●	RiFiber, a protein and fiber rich insoluble derivative of RiBalance; and

●	our family of ProRyza products, which includes derivatives composed of protein and protein/fiber blends.

Our existing and target customers are food and animal nutrition manufacturers, wholesalers and retailers, both domestically and internationally.

Corporate Information

We incorporated under the laws of the state of California in 2000, and our principal executive offices are located at 25420 Kuykendahl Rd., Suite B300, Tomball, TX 77375. Our telephone number is (281) 675-2421. Our website is located at www.ricebrantech.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

Recent Developments

Private Placement of Purchase Warrants

In a concurrent private placement, we are also issuing to the purchasers of the Shares and Pre-Funded Warrants, warrants to purchase up to 2,000,000 shares of Common Stock. The Purchase Warrants have an exercise price of $1.60 per share, are exercisable six months following issuance and will have a term of two and one-half years from the initial exercise date.

Reverse Stock Split

On August 25, 2022, we amended our articles of incorporation by filing with the California Secretary of State an amendment to effect a 1-for-10 reverse stock split of our Common Stock and to decrease the total number of authorized shares of our Common Stock on a post-reverse stock split basis, so that the total number of shares that we have the authority to issue is now 15,000,000 shares of Common Stock. The reverse stock split became effective at 11:59 PM PST on August 25, 2022.

Unless otherwise noted, all share and per share numbers contained in this prospectus supplement are reflected on a post-split basis for all periods presented.

THE OFFERING

Issuer	RiceBran Technologies

Securities offered by us

675,000 shares of our Common Stock

Pre-Funded Warrants to purchase 325,000 shares of Common Stock at an exercise price of $0.0001 per share. Each Pre-Funded Warrant will be exercisable immediately upon issuance and will not expire until exercised in full. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of such Pre-Funded Warrants. See “Description of Securities That We Are Offering—Pre-Funded Warrants” for a discussion on the terms of the Pre-Funded Warrants.

Offering price per Share or Pre-Funded Warrant	$1.50 per Share and $1.4999 per Pre-Funded Warrant

Common stock to be outstanding after this offering	6,231,030 shares (1)

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $1.2 million after deducting estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include funding capital expenditures and working capital and repaying indebtedness. See “Use of Proceeds.”

Concurrent Private Placement	In a concurrent private placement, we are selling to the investors purchasing the Shares and Pre-Funded Warrants in this offering Purchase Warrants to purchase up to 2,000,000 of our shares of Common Stock at an exercise price of $1.60 per share. The Purchase Warrants are exercisable six months following issuance and will have a term of two and one-half years from the initial exercise date. We will receive gross proceeds from exercise of the Purchase Warrants in such concurrent private placement transaction solely to the extent such Purchase Warrants are exercised for cash. The Purchase Warrants and the shares of Common Stock issuable upon the exercise of the Purchase Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. There is no established public trading market for the Purchase Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Purchase Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. See “Private Placement Transaction.”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our Common Stock.

Nasdaq Capital Market symbol	“RIBT”

(1)  Includes the shares underlying the Pre-Funded Warrants but excludes the shares underlying the Purchase Warrants and Placement Agent Warrants (as defined below).

The number of shares of our Common Stock that will be outstanding immediately after this offering as shown above is based on 5,231,030 shares of Common Stock issued and outstanding as of June 30, 2022, after giving effect to the 1-for-10 reverse stock split that took effect on August 25, 2022, and, unless otherwise indicated excludes (on a post-split basis):

●	58,971 shares of Common Stock reserved for future issuance upon the exercise of outstanding options, at a weighted average exercise price of $19.35 per share;

●	19,862 shares of Common Stock reserved for issuance under our equity incentive plan;

●	260,769 shares of Common Stock reserved for future issuance upon the exercise of outstanding warrants;

●

2,000,000 shares of our Common Stock issuable upon the exercise of the Purchase Warrants offered in the concurrent private placement with an exercise price of $1.60 per share as described under “Private Placement Transaction”;

●	63,000 shares of Common Stock issuable upon exercise of warrants issued to the placement agent as described in “Plan of Distribution” (the “Placement Agent Warrants”);

●	168,792 shares of Common Stock issuable upon vesting of outstanding restricted stock units; and

●	14,235 shares of Common Stock reserved for future issuance upon the conversion of outstanding Series G Preferred Stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below and in the accompanying prospectus and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent annual report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, together with all of the other information contained in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We intend to use the net proceeds, if any, from the sales of the securities offered hereby for general corporate purposes, which may include, among other things, funding capital expenditures and working capital and repaying indebtedness. We retain broad discretion over the use of the net proceeds from the sale of shares of Common Stock and Pre-Funded Warrants offered hereby. Accordingly, you will need to rely upon the judgment of our management with respect to the use of proceeds, potentially with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

We may allocate net proceeds from this offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section entitled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” below for additional information

If you purchase shares of our Common Stock and Pre-Funded Warrants sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our Common Stock being offered may be higher than the net tangible book value per share of our outstanding Common Stock prior to this offering. Based on an aggregate of 675,000 shares of our Common Stock sold at a price of $1.50 per share and Pre-Funded Warrants to purchase 325,000 shares of Common Stock sold at a price of $1.4999 per Pre-Funded Warrant, for aggregate gross proceeds of approximately $1.5 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $(0.98) per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.

There is no public market for the Pre-Funded Warrants to purchase shares of our Common Stock being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

The Pre-Funded Warrants purchased in this offering do not entitle the holder to any rights as common stockholders until the holder exercises the warrant for shares of our Common Stock, except as set forth in the Pre-Funded Warrants.

Until you acquire shares of our Common Stock upon exercise of your Pre-Funded Warrants purchased in this offering, such warrants will not provide you any rights as a common stockholder, except as set forth therein. Upon exercise of your Pre-Funded Warrants purchased in this offering, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of Common Stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire the shares of Common Stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of Common Stock. Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their public offering price.

Provisions of the Pre-Funded Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Pre-Funded Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Pre-Funded Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Pre-Funded Warrants. These and other provisions of the Pre-Funded Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to stockholders.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Resales of our Common Stock in the public market during this offering by our stockholders may cause the market price of our Common Stock to fall.

We may issue Common Stock from time to time. This issuance from time to time of these new shares of our Common Stock, or our ability to issue these shares of Common Stock in this offering, could result in resales of our Common Stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Stock.

We are not currently paying dividends and will likely not pay dividends for the foreseeable future.

We have never paid or declared any cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions and other factors that our board of directors deems relevant.

The market price of our Common Stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on Nasdaq.

Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our Common Stock and sales of substantial amounts of our Common Stock in the market, in each case being unrelated or disproportionate to changes in our operating performance. A weak global economy or other circumstances, such as changes in tariffs and trade, could also contribute to extreme volatility of the markets, which may have an effect on the market price of our Common Stock.

We cannot predict the effect that our reverse stock split will have on the market price for shares of our Common Stock.

On August 25, 2022, we completed a 1-for-10 reverse stock split of our shares of Common Stock and proportionate reduction in the number of outstanding Common Stock from 52,310,304 to 5,231,030. The reverse stock split was effected in accordance with the authorization adopted by our stockholders at the annual meeting of stockholders held on July 14, 2022. Our board of directors determined to effect the reverse stock split because it is a potentially effective means to increase the per share market price of our Common Stock and thus enable us to regain compliance with the $1.00 per share minimum closing price required to maintain continued listing of our Common Stock on Nasdaq under Nasdaq Listing Rule 5450(a)(1), or the Minimum Bid Requirement. The board of directors also believed that a reverse stock split could improve the marketability and liquidity of the Common Stock. However, there can be no assurance that the market price of our Common Stock following the reverse stock split will remain at the level required for continuing compliance with the Minimum Bid Requirement, and there are a number of risks and potential disadvantages associated with a reverse stock split.

We cannot predict the effect of the reverse stock split upon the market price for shares of our Common Stock, and the history of similar reverse stock splits for companies in like circumstances has varied. Some investors may have a negative view of a reverse stock split. Even if the reverse stock split has a positive effect on the market price for shares of our Common Stock, performance of our business and financial results, general economic conditions and the market perception of our business, and other adverse factors which may not be in our control could lead to a decrease in the price of our Common Stock following the reverse stock split.

Even if the reverse stock split does result in an increased market price per share of our Common Stock, the market price per share following the reverse stock split may not increase in proportion to the reduction of the number of shares of our Common Stock outstanding before the implementation of the reverse stock split. Accordingly, even with an increased market price per share, the total market capitalization of shares of our Common Stock after the reverse stock split could be lower than the total market capitalization before the reverse stock split. Also, even if there is an initial increase in the market price per share of our Common Stock after the reverse stock split, the market price many not remain at that level.

If the market price of shares of our Common Stock declines following the reverse stock split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split due to decreased liquidity in the market for our Common Stock. Accordingly, the total market capitalization of our Common Stock following the reverse stock split could be lower than the total market capitalization before the reverse stock split.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 675,000 shares of Common Stock and the Pre-Funded Warrants to purchase 325,000 shares of Common Stock that we are offering will be approximately $1.2 million, after deducting the estimated placement agent fees and estimated offering expenses payable by us.

We will only receive additional proceeds from the exercise of the Purchase Warrants issuable in connection with the private placement if the Purchase Warrants are exercised and the holders of such Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the Purchase Warrants.

We intend to use the net proceeds from this offering for general corporate purposes, which may include funding capital expenditures and working capital and repaying indebtedness. The indebtedness we intend to repay includes our $1.8 million line of credit with Wells Fargo.

The intended use of the net proceeds of the offering set forth above represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.

The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used include:

●	the existence of other opportunities or the need to take advantage of changes in timing of our existing activities;

●	the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments; and/or

●	if strategic opportunities of which we are not currently aware present themselves (including acquisitions, joint ventures, licensing and other similar transactions).

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Pending such uses, we intend to invest the net proceeds of this offering in direct and guaranteed obligations of the United States, interest-bearing, investment-grade instruments or certificates of deposit.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions and other factors that our board of directors deems relevant.

DILUTION

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price and the as adjusted net tangible book value per share of our Common Stock after this offering.

Our net tangible book value on June 30, 2022 was approximately $14.3 million, or $2.73 per share (as adjusted for our 1-for-10 reverse stock split that took effect August 25, 2022). “Net tangible book value” is total assets minus the sum of tangible liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 675,000 shares of our Common Stock in this offering at an offering price of $1.50 per share and the sale of Pre-Funded Warrants to purchase 325,000 shares of Common Stock at an offering price of $1.4999 per Pre-Funded Warrant and the issuance of the shares of Common Stock underlying the Pre-Funded Warrants upon the exercise thereof and after deducting estimated offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022 would have been approximately $15.5 million, or $2.48 per share. This represents an immediate decrease in as adjusted net tangible book value of $0.25 per share to existing stockholders and an immediate dilution of $(0.98) per share to new investors purchasing securities in this offering. The following table illustrates this per share dilution:

Offering price per share of Common Stock		$1.50
Net tangible book value per share as of June 30, 2022	$2.73
Decrease in net tangible book value per share attributable to new investors purchasing our Common Stock in this offering	$0.25
As adjusted net tangible book value per share after giving effect to this offering		$2.48
Dilution per share to investors purchasing our Common Stock in this offering		$(0.98)

The table and discussion above are based on 5,231,030 shares of Common Stock issued and outstanding as of June 30, 2022, after giving effect to the 1-for-10 reverse stock split that took effect on August 25, 2022, and excludes as of that date (on a post-split basis):

●	58,971 shares of Common Stock reserved for future issuance upon the exercise of outstanding options, at a weighted average exercise price of $19.35 per share;

●	19,862 shares of Common Stock reserved for issuance under our equity incentive plan;

●	260,769 shares of Common Stock reserved for future issuance upon the exercise of outstanding warrants;

●

2,000,000 shares of our Common Stock issuable upon the exercise of the Purchase Warrants offered in the concurrent private placement with an exercise price of $1.60 per share as described in “Private Placement Transaction”;

●	63,000 shares of our Common Stock issuable upon the exercise of the Placement Agent Warrants;

●	168,792 shares of Common Stock issuable upon vesting of outstanding restricted stock units; and

●	14,235 shares of Common Stock reserved for future issuance upon the conversion of outstanding Series G Preferred Stock.

To the extent that any outstanding options are exercised, new options or additional securities are issued under our equity incentive plans, or we otherwise issue additional shares of Common Stock in the future, at a price less than the offering price, there will be further dilution to the investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022, as follows:

●	on an actual basis; and

●

on an as adjusted basis to give effect to the sale of Common Stock, Pre-Funded Warrants and Purchase Warrants in this offering. The as adjusted column in the table below includes the net proceeds from this offering as cash and cash equivalents pending the application of such net proceeds as described in “Use of Proceeds.”  The table below assumes the full exercise of the Pre-Funded Warrants resulting in the issuance of 325,000 shares of our Common Stock; however, it does not take into account the exercise of the Purchase Warrants

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we file with the SEC from time to time.

	As of June 30, 2022
(in thousands, except share amounts)	Actual	As Adjusted
Cash and Cash Equivalents	$5,124	$6,324
Long-term debt, including current portion	1,959	1,959
Equity attributable to our stockholders:
Preferred stock, no par value, 20,000,000 shares authorized and Series G, convertible, 300 shares authorized, issued and outstanding, stated value $15, 15, actual and as adjusted	75	75
Common stock, no par value, 15,000,000 shares authorized and 5,231,030 shares issued and outstanding as of June 30, 2022, actual; 6,231,030 shares issued and outstanding, as adjusted	326,672	327,872
Accumulated deficit	(311,996)	(311,996)
Total equity attributable to our stockholders	14,751	15,951
Total capitalization	$16,710	$17,910

The table above is based on 5,231,030 shares of Common Stock outstanding as of June 30, 2022, after giving effect to the 1-for-10 reverse stock split that took effect on August 25, 2022, and excludes (on a post-split basis):

●	58,971 shares of Common Stock reserved for future issuance upon the exercise of outstanding options, at a weighted average exercise price of $19.35 per share;

●	19,862 shares of Common Stock reserved for issuance under our equity incentive plan;

●	260,769 shares of Common Stock reserved for future issuance upon the exercise of outstanding warrants;

●

2,000,000 shares of our Common Stock issuable upon the exercise of the Purchase Warrants offered in the concurrent private placement with an exercise price of $1.60 per share as described in “Private Placement Transaction”;

●	63,000 shares of our Common Stock issuable upon the exercise of the Placement Agent Warrants;

●	168,792 shares of Common Stock issuable upon vesting of outstanding restricted stock units; and

●	14,235 shares of Common Stock reserved for future issuance upon the conversion of outstanding Series G Preferred Stock.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

Common Stock

See “Description of Capital Stock—Common Stock” on page 7 of the accompanying prospectus for a description of the material terms of our Common Stock.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrants. You should carefully review the terms and provisions of the form of the Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. The Pre-Funded Warrants offered hereby will entitle the holder thereof to purchase up to an aggregate of 325,000 shares of our Common Stock at an exercise price of $0.0001 per share, commencing immediately on the date of issuance. The Pre-Funded Warrants will be issued separately from the Common Stock and may be transferred separately immediately thereafter.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares of Common Stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in this limitation shall not be effective until 61 days after notice to us.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrant.

Exercise Price Adjustment. The exercise price of the Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock.

Fundamental Transaction. In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

Transferability. In accordance with its terms and subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Exchange Listing. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Pre-Funded Warrants does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we plan to issue and sell to the investors the Purchase Warrants to purchase up to an aggregate of 2,000,000 shares of Common Stock at an exercise price equal to $1.60 per share.

The Purchase Warrants and the shares of Common Stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Accordingly, investors may only sell shares of Common Stock issued upon exercise of the Purchase Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Purchase Warrants are exercisable six months following issuance and will have a term of two and one-half years from the initial exercise date. The Purchase Warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of shares of Common Stock underlying the Purchase Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Shares of Common Stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of Common Stock underlying the Purchase Warrants, then the Purchase Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Purchase Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Purchase Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock.

Transferability. Subject to applicable laws, the Purchase Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Purchase Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Purchase Warrants on any national securities exchange or other trading market.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Purchase Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Purchase Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Purchase Warrant is exercisable immediately prior to such event.

Notwithstanding the foregoing, in the event of a fundamental transaction, we or a successor entity shall, at the holder’s option, exercisable at any time concurrently or within thirty (30) days following the consummation of a fundamental transaction, purchase the Purchase Warrant by paying to the holder an amount equal to the Black Scholes Value (as defined in each Purchase Warrant) of the remaining unexercised portion of the Purchase Warrant on the date of the fundamental transaction. If the fundamental transaction is not within our control, the holders of the Purchase Warrants will only be entitled to receive from us or a successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Purchase Warrant, that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination thereof, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Purchase Warrant will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the warrant.

Resale Registration Rights. We have entered into a securities purchase agreement directly with certain institutional investors that have agreed to purchase our securities in this offering. We are required within 90 days of the date of the securities purchase agreement to file a registration statement providing for the resale of the shares of Common Stock issued and issuable upon the exercise of the Purchase Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 180 days of the closing of the offering and to keep such registration statement effective at all times until no investor owns any Purchase Warrants or shares issuable upon exercise thereof.

You should review a copy of the securities purchase agreement and a copy of the form of the Purchase Warrant to be issued to the investors under the securities purchase agreement, which are executed or issued in connection with this offering and will be filed as exhibits to a Current Report on Form 8-K that we file with the SEC, for a complete description of the terms and conditions of the Purchase Warrants and the related transaction agreements.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated September 14, 2022, we have engaged H.C. Wainwright & Co., LLC, referred to herein as Wainwright or the placement agent, to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter, Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the engagement letter. Wainwright may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of our shares of Common Stock offered pursuant to this prospectus supplement.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchaser and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

Delivery of the securities offered hereby is expected to take place on or about October 20, 2022, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to $102,750. The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Per Pre- Funded Warrant	Total
Public offering price	$1.50	1.4999	$1,499,967.50
Placement agent fees (1)	$0.105	0.105	$102,750.00
Proceeds, before expenses, to us	$1.3950	1.3949	$1,397,217.50

(1)	As described in the engagement letter, the placement agent fee may be reduced to 5.5% of the aggregate gross proceeds raised from the sale of securities to certain individuals or entities.

We have also agreed to pay the placement agent $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses plus clearing fees that will not exceed $15,950. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $300,000.

In addition, we will issue to the placement agent, or its designees, warrants to purchase up to 63,000 shares of Common Stock. The Placement Agent Warrants will have an exercise price equal to $1.875 and will be exercisable for five years from the commencement of sales in this offering.

The securities purchase agreement that we entered into with certain investors prohibits, with certain limited exceptions, us: (i) for seven (7) months following the closing date from issuing any shares of Common Stock or Common Stock Equivalents (as defined in the securities purchase agreement) or filing any registration statement (other than a Form S-8), and (ii) for twelve (12) months following the closing date from issuing any shares of Common Stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the securities purchase agreement).

We have granted Wainwright, subject to certain exceptions, a right of first refusal for a period of twelve (12) months following September 14, 2022 to act as our exclusive underwriter or placement agent for any further capital raising transactions undertaken by us or any of our subsidiaries.

In the event that any investor whom the placement agent had contacted during the term of its engagement or introduced to the Company during the term of our engagement of the placement agent provides any capital to us, in a public or private offering or other financing or capital-raising transaction of any kind, within the 12 months following the expiration of termination of the engagement of the placement agent, we shall pay the placement agent the cash compensation provided above, calculated in the same manner.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under its engagement letter, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

From time to time, the placement agent or its affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent

The Transfer Agent and Registrar for our Common Stock is American Stock Transfer & Trust Company, LLC.

Listing

Our shares of Common Stock trade on the Nasdaq Capital Market under the ticker symbol “RIBT.” We do not intend to apply for listing of the Pre-Funded Warrants or the Purchase Warrants on any securities exchange or other nationally recognized trading system.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Weintraub Tobin Chediak Coleman Grodin Law Corporation, Sacramento, California. Ellenoff Grossman & Schole LLP, New York, New York is counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of RiceBran Technologies as of December 31, 2021 and for the two years then ended, incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated by reference in the prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 which we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available free of charge at our website, http://www.ricebrantech.com, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus except for any information that is superseded by other information that is included in this prospectus supplement or the accompanying base prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC pursuant to the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 17, 2022, as amended on May 2, 2022;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022 and June 30, 2022 filed with the SEC on April 28, 2022 and August 11, 2022, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on March 17, 2022, April 28, 2022, July 20, 2022, August 25, 2022, September 14, 2022, September 29, 2022 and October 11, 2022, respectively; and

●

The description of our Common Stock contained in our Form 8-A, filed with the SEC on December 12, 2013, as updated by the description of our Common Stock filed as Exhibit 4.09 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 17, 2022, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement but prior to the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (281) 675-2421 or by writing to us at the following address:

RiceBran Technologies
25420 Kuykendahl Rd., Suite B300
Tomball, TX 77375
Attn: Corporate Secretary

Prospectus

RiceBran Technologies

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

From time to time in one or more offerings, we may offer and sell up to an aggregate amount of $50,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference or deemed to be incorporated by reference into this prospectus, before buying any of the securities being offered.

This prospectus may not be used to offer or sell our securities, unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “RIBT.” On July 14, 2022, the last reported sale price of our common stock was $0.38 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or other securities exchange, of the securities covered by the applicable prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any underwriters or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, we will disclose their names and the nature of our arrangements, including applicable fees, commissions, discounts and over-allotment options, in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $50,000,000. This prospectus provides you only with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will contain more specific information about the securities being offered and the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including, without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or any related free writing prospectus or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or any related free writing prospectus we may authorize to be provided to you or incorporated information having a later date. This prospectus may not be used to consummate a sale of securities, unless it is accompanied by a prospectus supplement.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read this prospectus, and any accompanying prospectus supplement and any related free writing prospectus, together with additional information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest in any of the securities being offered hereby.

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses that we have authorized for use in connection with a specific offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus, the applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document (unless the information specifically indicates that another date applies), and any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES, UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless otherwise stated or the context requires otherwise, references in this prospectus to “RiceBran Technologies,” the “company,” or the “Company,” “we,” “us,” or “our” refer to RiceBran Technologies and our subsidiaries, taken together. The RiceBran Technologies logo and other trademarks or service marks of the Company appearing in this prospectus are the property of RiceBran Technologies. All other brand names or trademarks appearing in this prospectus are the property of their respective owners.

ABOUT RICEBRAN TECHNOLOGIES

We are a specialty ingredient company that utilizes proprietary stabilization and separation technologies, supported by specialty milling processes, to deliver critical nutritional and functional ingredients derived from rice and other small and ancient grains for the food, nutraceutical, companion animal and equine feed categories. We are focused on milling rice and other small and ancient grains and producing, processing, and marketing value-added healthy, natural and nutrient dense products derived from these grains. Notably, we are a market leader in North America in converting raw rice bran into stabilized rice bran (SRB) and high value SRB derivative products, including:

●	RiBalance, a complete rice bran nutritional package derived from further processing SRB;

●	RiSolubles, a highly nutritious, carbohydrate and lipid rich fraction of RiBalance;

●	RiFiber, a protein and fiber rich insoluble derivative of RiBalance; and

●	our family of ProRyza products, which includes derivatives composed of protein and protein/fiber blends.

Our existing and target customers are food and animal nutrition manufacturers, wholesalers and retailers, both domestically and internationally.

We incorporated under the laws of the state of California in 2000, and our principal executive offices are located at 25420 Kuykendahl Rd., Suite B300, Tomball, TX 77375. Our telephone number is (281) 675-2421. Our website is located at www.ricebrantech.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer shares of our common stock, shares of our preferred stock, warrants to purchase common stock or preferred stock or units to purchase shares of common stock, preferred stock, warrants or a combination of these securities, with a total value up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Capital Stock,” “Description of Warrants,” and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	rates and times of payment of dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any;

●	conversion prices, if any; and

●	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential” or “continue,” or the negative of those terms or other comparable terminology.

Any forward-looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2022, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

Any investment in our common stock or other securities involves a high degree of risk. Investors should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed in the documents incorporated or deemed to be incorporated by reference herein, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, filed on March 17, 2022, and in subsequent filings that are incorporated herein by reference, together with the other information contained in this prospectus, before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks if any of them actually occur. The risks and uncertainties described in these documents are not the only ones we face. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus and in the documents incorporated or deemed to be incorporated by reference herein. For more information, see the section entitled “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or in any free writing prospectuses, we intend to use the net proceeds from the sale of the securities offered by this prospectus and from the exercise of any warrants issued pursuant hereto, for general corporate purposes, including capital expenditures related to our growth. We may also use a portion of the net proceeds to acquire or invest in businesses whom, from time to time, we engage and explore the possibility of strategic partnering or investment.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as funding requirements, timing and progress of research, development and commercialization efforts, and the availability and costs of other funds. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the use of net proceeds from the sale of securities offered hereby.

DESCRIPTION OF CAPITAL STOCK

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements or related free writing prospectuses, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as the same may be amended from time to time, any certificates of determination for our preferred stock, and our bylaws, as amended from time to time. For directions on obtaining these documents, please refer to “Where You Can Find More Information” in this prospectus. The California General Corporation Law, or CGCL, may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock, preferred stock or warrants that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any securities we offer under that prospectus supplement may differ from the terms we describe below.

As of the date of this prospectus, our authorized capital stock consisted of 150,000,000 shares of common stock, no par value per share, and 20,000,000 shares of preferred stock, no par value per share, of which 3,000,000 shares are designated Series A Preferred Stock, 25,000 shares are designated Series B Preferred Stock, 25,000 shares are designated Series C Preferred Stock, 10,000 shares are designated Series D Preferred Stock, 2,743 shares are designated Series E Preferred Stock, 3,000 are designated as Series F Preferred Stock and 3,000 are designated as Series G Convertible Preferred Stock. Our board of directors (the “Board”) may establish the rights and preferences of the preferred stock from time to time. As of July 14, 2022, there were approximately 52,310,304 shares of our common stock outstanding and 150 shares of our Series G Convertible Preferred Stock outstanding. Our Series G Convertible Preferred Stock will not be offered under this prospectus.

As of July 14, 2022, we had outstanding options to acquire 589,709 shares of our common stock with a weighted average exercise price of $1.94 per share. In addition, as of July 14, 2022 there were warrants outstanding for the purchase of an aggregate of 2,607,693 shares of common stock with a weighted average exercise price of $1.02 per share.

As of July 14, 2022, we have outstanding restricted stock units (“RSUs”) covering a total of 5,317,337 shares of our common stock. The shares subject to the RSUs vest immediately, or over periods of up to five years from the grant date.

Common Stock

We may issue shares of our common stock from time to time. Subject to any preferential dividend rights granted to holders of any shares of preferred stock that may be outstanding, the holders of common stock are entitled to receive ratably dividends when, as, and if declared by our Board out of funds legally available therefor. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to share ratably the net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding shares of preferred stock. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders. Pursuant to our Bylaws, shareholders do not have the right to vote cumulatively. Holders of our common stock have no preemptive, subscription, or redemption rights. The outstanding shares of our common stock are fully paid and nonassessable. The rights and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of preferred stock that we may designate and issue in the future. Our common stock is currently listed on The Nasdaq Stock Market LLC under the symbol “RIBT.”

Preferred Stock

Our articles of incorporation provide that the Board is authorized, without further action by the shareholders (unless such shareholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate of determination pursuant to the applicable law of the State of California, to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights, preemptive rights, and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of the common stock. Any convertible preferred stock we may issue will be convertible into our common stock or our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

●	the designation of the series, which may be by distinguishing number, letter or title;

●

the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the certificate of determination) increase or decrease (but not below the number of shares thereof then outstanding);

●	the purchase price;

●

whether dividends, if any, shall be paid, and, if paid, the date or dates upon which, or other times at which, such dividends shall be payable, whether such dividends shall be cumulative or noncumulative, the rate of such dividends (which may be variable) and the relative preference in payment of dividends of such series;

●

whether shares of such series shall be redeemable, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price and the terms and conditions of redemption;

●	the terms and amounts of any sinking fund or similar fund provided for the purchase or redemption of shares of the series;

●

the amounts payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our corporation;

●

whether the shares of the series shall be convertible into shares of any other class or series, or convertible into or exchangeable for any other security, of our corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices, or rate or rates, any adjustments thereto, the date or dates on which such shares shall be convertible or exchangeable and other terms and conditions upon which such conversion may be made;

●

the preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or any of other securities, whether or not convertible into shares of common stock;

●	if applicable, material U.S. federal income tax considerations applicable to the preferred stock;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●

the voting rights, if any, and whether full or limited, of the holders of shares of the series, which may include no voting rights, one vote per share, or such higher or lower number of votes per share as may be designated by the Board.

Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the Board deems appropriate. In the event that any shares of preferred stock are to be issued, a certificate of determination containing the rights, privileges and limitations of such series of preferred stock may be filed with the Secretary of State of California. The effect of such preferred stock is that, subject to federal securities laws and California law, the Board alone may be able to authorize the issuance of preferred stock, which could have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholders, and may adversely affect the other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of holders of our common stock, including the loss of voting control to others. Other than the Series G Convertible Preferred Stock, we do not have any other shares of our preferred stock presently outstanding.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. The effects of issuing preferred stock could include one or more of the following:

●	decreasing the amount of earnings and assets available for distribution to holders of common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	delaying, deferring or preventing changes in our control or management.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation, Bylaws and the CGCL

Our articles of incorporation and our bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions and certain provisions of California law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock

As discussed above, our Board will have the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Shareholder Meetings.

Our bylaws provide that a special meeting of shareholders may be called only by the President or by the Board or the Chairman of the Board or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

Requirements for Advance Notification of Shareholder Nominations and Proposals.

Our Bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders or to nominate candidates for election as directors at our annual meeting of shareholders and specify certain requirements regarding the form and content of a shareholders’ notice. These provisions might preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders if the proper procedures are not followed.

Board of Directors Vacancies.

Under our bylaws, any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may only be filled by vote of a majority of the remaining directors. The limitations on the removal of directors and filling of vacancies would have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us.

Board of Directors Size.

Our bylaws provide that the number of directors shall not be less than five (5) nor more than nine (9) and is currently five (5), and further provide that the Board may increase or decrease the size of the Board within these limits by an affirmative vote of two-thirds of the directors then in office or by shareholders, which may enable an incumbent board to maintain control by adding directors.

Indemnification.

Our articles of incorporation and our bylaws provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

No Cumulative Voting

Our bylaws do not permit cumulative voting in the election of directors while we continue to be a “listed corporation” as defined in Section 301.5(d) of the California General Corporation Law. Cumulative voting allows a shareholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority shareholder may not be able to gain as many seats on our Board as the shareholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority shareholder to gain a seat on our Board to influence our Board’s decision regarding a takeover.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, information incorporated by reference or a free writing prospectus. If we so indicate in the prospectus supplement, information incorporated by reference or free writing prospectus, the terms of any warrants offered under that prospectus supplement, information incorporated by reference and free writing prospectus may differ from the terms described below. If there are differences between that prospectus supplement, information incorporated by reference or free writing prospectus and this prospectus, such prospectus supplement, information incorporated by reference or free writing prospectus will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

We may issue warrants for the purchase of common stock, preferred stock, or units, in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or units, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent which may be a bank or other institution that we select. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement, information incorporated by reference or free writing prospectus the terms of the series of warrants, including:

●	the title of the warrants;

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●

the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Unless otherwise described in an applicable prospectus supplement, information incorporated by reference or free writing prospectus, before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up, or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, at the exercise price that we describe therein. Unless we otherwise specify in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, holders of the warrants may exercise the warrants at any time up to the close of business on the expiration date that we set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void.

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised, redeemed, as set forth in the applicable offering material.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a warrant agent, which may include a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement, and will not assume any obligation or relationship of agency or trust with any holder of any warrant. Unless otherwise provided in the applicable warrant or warrant agreement, any holder of warrants may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters or dealers, through agents, or directly to one or more purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering or otherwise, through a combination of these methods or through any other methods described in a prospectus supplement. The applicable prospectus supplement will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;

●	the purchase price of the securities or other consideration therefor, and the proceeds we will receive from the sale;

●	any over-allotment option under which the underwriter may purchase additional securities from us;

●	any underwriting discounts, concessions, commissions and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	the nature of the underwriter’s or agent’s obligations, if any, to take the securities; and

●	any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, or at negotiated prices. The consideration may be cash or another form negotiated by the parties.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions, commissions or other payments. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. If such persons were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business. In addition, the agents’ and underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on the Nasdaq Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock. Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold, unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Certain legal matters in connection with the offering of securities covered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P. and, with respect to certain matters of California law, Weintraub Tobin Chediak Coleman Grodin Law Corporation.

EXPERTS

The consolidated financial statements of RiceBran Technologies as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, incorporated in this prospectus by reference from the RiceBran Technologies Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement on Form S-3 with the SEC under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.ricebrantech.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as noted below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Weintraub Tobin Chediak Coleman Grodin Law Corporation and Weintraub Partners, a general partnership formed by certain shareholders at Weintraub Tobin Chediak Coleman Grodin Law Corporation, together owns 108,896 shares of our common stock.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 17, 2022; and Form 10-K/A filed with the SEC on May 2, 2022;

●	Our Quarterly Report on Form 10-Q filed with the SEC on April 28, 2022;

●	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on March 17, 2022 and April 28, 2022;

●	Definitive proxy statement in connection with our annual meeting of shareholders filed on May 26, 2022; and

●	The description of our common stock contained in our Form 8-A filed with the SEC on December 12, 2013.

All documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on or after the date of initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn shall be deemed incorporated by reference in this prospectus and to be in part of this prospectus from the date of filing of those documents. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules, including, without limitation, any information filed under items 2.02 or 7.01 of Form 8-K, unless such Form 8-K expressly provides to the contrary.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (281) 675-2421 or by writing to us at the following address:

RiceBran Technologies
25420 Kuykendahl Rd., Suite B300

Tomball, 77375
Attn: Corporate Secretary

675,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 325,000 Shares of Common Stock

Up to 325,000 Shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

OCTOBER 18, 2022